UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2016 (November 29, 2016)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2016, Harte Hanks, Inc. (“Harte Hanks”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) together with its wholly owned subsidiaries Harte-Hanks UK Limited (“UK Seller”), Harte-Hanks GmbH (“German Seller” and together with Harte Hanks and UK Seller, the “Sellers”), Trillium Software, Inc. (“Trillium”), Harte-Hanks Trillium UK Limited (“Trillium UK”), Harte-Hanks Trillium Software Germany GmbH (“Trillium Germany”, and together with Trillium and Trillium UK, the “Target Companies”), on the one hand, and Syncsort Incorporated (“Syncsort”), Syncsort Limited (“UK Buyer”), Syncsort GmbH (“German Buyer” and together with Syncsort and UK Buyer, the “Buyers”), on the other hand, pursuant to which Harte Hanks will sell the Target Companies to the Buyers (the “Transaction”). The Purchase Agreement was approved by the respective boards of directors of Harte Hanks and Syncsort.

Under the Purchase Agreement, at the closing the Buyers will pay cash of $112 million, subject to adjustments for (i) outstanding debt, transaction expenses and cash of the Target Companies and (ii) working capital delivered by the Target Companies at the closing as compared to an agreed target.  The purchase consideration deliverable to Harte Hanks will be further reduced by certain transaction expenses of the Buyers.  Under the Purchase Agreement, $1.37 million of the closing consideration is to be placed into escrow as security to the Buyers for (x) post-closing purchase price adjustments relating to estimated debt, cash, transaction expenses and working capital as of the closing and (y) certain indemnification obligations.

The Purchase Agreement contains customary representations and warranties from Harte Hanks, the Target Companies and the Buyers that are qualified by the confidential disclosures provided to the Buyers by Harte Hanks and the Target Companies in connection with the Purchase Agreement.  Under the Purchase Agreement, subject to certain limitations, the Sellers agreed to indemnify and hold the Buyers and their affiliates and representative harmless from damages arising from, among other things, (i) inaccuracies of the representations and warranties provided by Harte Hanks and the Target Companies in the Purchase Agreement, (ii) breaches of covenants, and (iii) pre-closing taxes.

The Transaction is subject to customary closing conditions, including, (1) the absence of any injunction, order, award or decree in effect that restrains or prohibits, the consummation of the transactions contemplated by the Purchase Agreement, (2) the expiration or early termination of the waiting period applicable to the consummation of the transactions contemplated by the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required approvals or clearances from any applicable foreign governmental antitrust authority and (3) the receipt of certain third-party consents.  Each party’s obligation to consummate the transactions contemplated by the Purchase Agreement is also subject to (x) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement and (y) the other party’s performance and compliance with its obligations and covenants required by the Purchase Agreement. The closing of the Transaction will occur two business days following the satisfaction or waiver of the conditions contained in the Purchase Agreement, but in any event no earlier than January 28, 2017 unless the Buyers otherwise elect to consummate the Transaction on an earlier date.

The Purchase Agreement also includes certain termination provisions in favor of both the Sellers, on the one hand, and the Buyers, on the other hand, including if the closing has not occurred on or before February 27, 2017.  A termination of the Purchase Agreement under certain specified conditions will entitle the Sellers to receive from the Buyers a reverse termination fee.

The Buyers have obtained debt financing commitments related to the transactions contemplated by the Purchase Agreement. The obligations of the Buyers pursuant to the Purchase Agreement are not conditioned on receipt of this financing. The Buyers have agreed to use reasonable best efforts to obtain the financing to consummate the transactions contemplated by the Purchase Agreement.

Both the Sellers and the Buyers have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. In connection with the Purchase Agreement, affiliates of the Sellers and the Buyers also will enter into certain additional ancillary agreements, including a transition services agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as Exhibit 2.1 to the Current Report on Form 8-K to be filed shortly following the closing of the Transaction.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Harte Hanks, the Target Companies or their respective businesses as of the date of the Purchase Agreement or as of any other date.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As described in Item 1.01, Harte Hanks entered into the Purchase Agreement on November 29, 2016 pursuant to which it will sell the Target Companies to the Buyers.  As a consequence, the Harte Hanks’ management has concluded that the fair value of the Target Companies based on the Transaction with the Buyers was less than the current recorded book value of the Target Companies and that a material charge for impairment is required under generally accepted accounting principles. The financial results of the Target Companies were presented as assets held for sale and discontinued operations in the Quarterly Report on Form 10-Q for the nine-months ended September 30, 2016.

Harte Hanks estimates that it will incur a total of $40.0 million - $45.0 million of pre-tax charges related to the sale of the Target Companies, consisting primarily of the following:

•                  Costs incurred by Harte Hanks directly attributable to the preparation and consummation of the sale of the Target Companies to the Buyers of approximately $0.8 million in legal fees, $2.8 million in consulting fees, $0.6 million in insurance-related costs and $1.1 million in wage costs.

•                  Pre-tax goodwill impairment charge related to the determination that a material charge for impairment is required under generally accepted accounting principles in the range of $40.0 million - $45.0 million. This impairment charge will result in a non-cash tax benefit in the range of $15.0 million - $17.0 million.

•                  Costs related to the termination of our credit facility, which we expect to occur concurrently with the closing of the Transaction of $3.0 million - $3.5 million.

Harte Hanks may incur additional audit, legal and consulting fees associated with the closing of the Transaction and the discontinued operations of the Target Companies, but does not expect any such future cash expenditures will exceed $1.0 million in the aggregate.  All of the above costs associated with the Transaction and the discontinued operations, the nature of such costs and the effect of such costs are estimates only and are subject to change.

Item 2.06	Material Impairments.

Please refer to the discussion in Item 2.05 regarding impairment, which is incorporated herein by reference.

Forward Looking Statements

Statements in this Current Report on Form 8-K that relate to Harte Hanks’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than historical facts are forward-looking and include statements about the expected timing, costs and effects of the Transaction. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties regarding the completion of and proceeds from the Transaction, uncertainties relating to our future costs, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results and events to vary materially from what is expressed in or indicated by the forward-looking statements. In such an event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016		HARTE HANKS, INC.

	By:	/s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary